SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|
Check the appropriate box:
 |_|  Preliminary Proxy Statement          |_| Confidential, for Use of the
                                               Commission Only (as permitted by
 |_|  Definitive Proxy Statement               Rule 14a-6(e)(2))
 |_|  Definitive Additional Materials
 |X|  Soliciting Material Pursuant to Rule 14a-12

                            DEXTER CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                                    N/A
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (a) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

    (b) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

    (c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

-------------------------------------------------------------------------------

    (d) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

    (e) Total Fee paid:

-------------------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:_______________________________________________
     (2) Form, Schedule or Registration Statement No.:_________________________
     (3) Filing Party: ________________________________________________________
     (4) Date Filed: __________________________________________________________

               As filed with the Commission on April 3, 2000

Contact:
Kathleen Burdett
John Thompson
Dexter Corporation
(860) 292-7675
or
Lawrence A. Rand
Michael Freitag
Kekst and Company
(212)521-4800


For Immediate Release

DEXTER TO REVIEW REVISED OFFER FROM ISP;
CONTINUES EXPLORATION OF STRATEGIC ALTERNATIVES

WINDSOR LOCKS, CONNECTICUT, March 23, 2000 - Dexter Corporation (NYSE:DEX) said today that it has received a letter from International Specialty Products (NYSE:ISP), increasing its cash merger proposal to $50 per share of Dexter common stock. Dexter's Board of Directors plans to give this revised proposal full consideration.

As announced last February 28, the Dexter Board has authorized the Company's management and its financial advisor, Lehman Brothers, to explore all strategic alternatives that may be available to Dexter to maximize shareholder value in the short term.

K. Grahame Walker, Chairman and Chief Executive Officer of Dexter, said:
"Today's announcement from ISP confirms our view of ISP's previous proposal of $45 per share as inadequate. The Board will evaluate ISP's new proposal along with all other alternatives presented to us as part of our program to maximize value in the short term."

As previously announced, the Dexter Board is examining and considering a wide range of alternatives -- including a merger or sale of the company, a financial restructuring, or a spin-off or sale of one or more of the Company's businesses in order to achieve maximum value for shareholders in the short term. In pursuit of that objective, 29 third parties including ISP have signed confidentiality agreements. Dexter emphasized that every available alternative will be examined and the one that will maximize the value of the Dexter shareholders' investment will be aggressively pursued. Dexter also said that there can be no assurance that these discussions will result in a transaction or other action by Dexter.

Any statements in this press release that are not historical facts are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from those stated in such statements. These and other risks are detailed in the Company's filings with the Securities and Exchange Commission.

Dexter Corporation is a global specialty materials supplier with three operating segments: life sciences, nonwovens, and specialty polymers. The company supplies specialty materials to the aerospace, electronics, food packaging, and medical markets.

                   Special Materials for Special Effects
                                    ****

Information regarding persons who may be considered "participants" in the solicitation of proxies from Dexter shareholders can be found in a Schedule 14A filed with the Securities and Exchange Commission on February 23, 2000. Investors and security holders are advised to read the proxy statement that will be filed by Dexter relating to Dexter's 2000 annual meeting when it becomes available, because it will contain important information. Security holders may obtain a free copy of the proxy statement (when available) and the Schedule 14A containing the participant information referred to above and other documents filed by Dexter with the Commission at the Commission's web site at www.sec.gov. The proxy statement, the Schedule 14A containing the participant information and such other documents may also be obtained for free from Dexter Corporation by directing such request to: Dexter Corporation, One Elm Street, Windsor Locks, Connecticut 06096, Attention:
Investor Relations, (860) 292-7675.

                                   #####